Exhibit 32

Section 1350 Certifications

In connection with the quarterly report of First Southern Bancshares, Inc. (the “Company”) on Form 10-QSB for the fiscal quarter ended March 31, 2004, as filed with the Securities and Exchange Commission (the “Report”), the undersigned certify, pursuant to 18 U.S.C.§1350, as added by § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

/s/ B. JACK JOHNSON

B. Jack Johnson President and Chief Executive Officer

/s/ RODERICK V. SCHLOSSER

Roderick V. Schlosser Executive Vice President and Chief Financial Officer
Date: May 19, 2004